Exhibit 10.47

Summary Translation of Chuan East to Chuan West

Transferring Gas Pipe Project Product Collective Contract

Contract number: G11CQ-08-MM-0011

Signing date: November 2008

Buyer: Southwest Oil Gas Company of SINOPEC

Supplier: Jining ENI Energy Technology Co., Ltd.

Signing place: Chengdu city of Sichuan province

Total sum: RMB1,940,000

Product: One unit of analyzer of gas phase chromatography, one unit of water analyzer and one unit of sulfurated hydrogen analyzer, one unit of analyzer house of chromatogram

ENI has not yet collected full payment or issued an invoice but has recognized this amount as income for 2008.